EXHIBIT 99
NEWS RELEASE

FOR FURTHER INFORMATION CONTACT:

Stephen M. Merrick
Executive Vice President
(847) 382-1000

                           CTI Industries Corporation
                         Releases Financial Results for
                        The Second Quarter and Six Months
                               Ended June 30, 2004

FOR IMMEDIATE RELEASE
Tuesday, August 24, 2004

BARRINGTON, IL, August 24, 2004 -- CTI Industries Corporation (NASDAQ Small Cap
- CTIB), a manufacturer and marketer of metalized balloons, latex balloons, novelty items and printed and laminated films, today released financial results for its second quarter and for the six months ending June 30, 2004. For the quarter, net sales were $9,591,785, compared to net sales for the second quarter of 2003 of $8,661,939, an increase of 10.7%. The Company incurred a net loss for the quarter of ($135,681), compared to net income of $133,178 for the second quarter of 2003.

Net loss per share basic and diluted was ($0.07) for the three months ending June 30, 2004, compared to net income per share for the three months ending June 30, 2003 of $0.07 basic and $0.06 diluted.

For the six month period ending June 30, 2004, net sales were $20,485,769, compared to net sales for the same period in 2003 of $18,824,434, an increase of 8.8%. For the six month period, the Company had net income of $236,220 compared to a net loss of ($556,611) for the same period of 2003. For the six month period, the Company had net income per share of $0.12 (basic and diluted), compared to a loss per share of ($0.29) (basic and diluted) for the same period last year.

"We have experienced healthy increases in revenues in all of our product lines this year, with the sole exception of our sales of consumer storage pouches which have declined." said Howard Schwan, President. "Sales of foil balloons have increased by 32.7% in the first six months of this year, compared to the same period last year. Sales of latex balloons have increased 13.2% during the period.

"Margins have improved from 18.7% during the year ended 2003 to 20.4% during the first six months of 2004." reported Stephen Merrick, Executive Vice President and Chief Financial Officer. "This improvement comes as the result of our efforts to control production and other costs."


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

CTI Industries is one of the leading manufacturers and marketers of metalized and latex balloons and produces laminated and printed films for commercial uses. CTI markets its products throughout the United States and in 30 other countries.

This press release may contain forward-looking statements within the meaning of
Section 17A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in the forward-looking statements, which involve a number of risks and uncertainties, including (i) the risks of generating and maintaining sales in a highly competitive market, (ii) the ability of the Company to enter into or maintain contracts or relationships with customers, distributors, licensors and suppliers, (iii) manufacturing risks, as well as other risks and uncertainties reported by the Company in its SEC filings, and such statements should also be considered in conjunction with cautionary statements contained in the Company's most recent filing with the Securities and Exchange Commission on Form 10-K.

                        - FINANCIAL HIGHLIGHTS FOLLOW --


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

                           CTI INDUSTRIES CORPORATION
                          SUMMARY FINANCIAL INFORMATION
                      Quarter Ended June 30, 2004 and 2003
                     Six months ended June 30, 2004 and 2003

Consolidated Balance Sheets
                                                                      December 31,
                                                     June 30, 2004        2003
                                                     -----------------------------
            Assets
Current Assets:
  Cash and cash equivalents                            $   421,430     $   329,742
  Accounts receivable, net                               5,467,657       4,620,276
  Inventories                                            9,388,535       9,263,160
  Other current assets                                   1,394,740       1,221,386
                                                     -----------------------------
Total current assets                                    16,672,362      15,434,564

Property and equipment, net                             11,272,925      12,207,649
Other assets                                             2,402,901       2,627,969
                                                     -----------------------------

Total Assets                                           $30,348,188     $30,270,182

         Liabilities & Stockholders' Equity
Total current liabilities                              $16,650,928     $16,140,080
Long term debt, less current maturities                  8,110,631       8,909,258
Minority interest                                           10,230           9,263
Stockholders' equity                                     5,576,399       5,211,581
                                                     -----------------------------

Total Liabilities & Stockholders' Equity               $30,348,188     $30,270,182
                                                     =============================


Consolidated Statements of Operations
                                                          Quarter Ended June 30          Six months ended June 30
                                                           2004            2003              2004          2003
                                                     -----------------------------     ----------------------------
Net sales                                              $ 9,591,785     $ 8,661,939        20,485,769    $18,824,434
Cost of sales                                            7,559,756       6,755,910        16,306,371     14,981,352
                                                     -----------------------------     ----------------------------

Gross profit on sales                                    2,032,029       1,906,029         4,179,398      3,843,082

Operating expenses                                       1,814,013       1,928,759         3,586,565      4,090,402
                                                     -----------------------------     ----------------------------

Income from operations                                     218,016         (22,730)          592,833       (247,320)

Other income (expense):
  Interest expense                                        (338,828)       (273,691)         (669,964)      (475,443)
  Other                                                    (73,984)        302,025           489,667         70,406
                                                     -----------------------------     ----------------------------
Income (loss) before income taxes and minority
interest                                                  (194,797)          5,604           412,536       (652,357)

Income tax expense                                         (58,327)       (129,671)          175,129        (95,425)
                                                     -----------------------------     ----------------------------

Income (loss) before minority interest                    (136,470)        135,275           237,408       (556,932)

Minority interest in (loss) of subsidiary                     (789)          2,097             1,187           (321)
                                                     -----------------------------     ----------------------------

Net income (loss)                                      $  (135,681)    $   133,178           236,220    $  (556,611)
                                                     =============================     ============================

Income (loss) applicable to common shares              $  (135,681)    $   133,178           236,220    $  (556,611)

Basic income (loss) per common and common
equivalent shares                                      $     (0.07)    $      0.07              0.12    $    ( 0.29)
                                                     =============================     ============================

Diluted income (loss) per common and common
equivalent shares                                      $     (0.07)    $      0.06              0.12    $     (0.29)
                                                     =============================     ============================

Weighted average number of shares and equivalent
shares of common stock outstanding:
    Basic                                                1,918,420       1,918,420         1,918,420      1,918,420
                                                     =============================     ============================
    Diluted                                              1,918,420       2,139,754         2,032,665      1,918,098
                                                     =============================     ============================


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